CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 27, 2002, relating to the financial statements and financial highlights which appear in the June 30, 2002 Annual Report to Shareholders of Hillview Investment Trust II, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Additional Service Providers-Auditors" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

Philadelphia, PA
October 28, 2002